                                                                    EXHIBIT 4.42

                             SHARE PLEDGE AGREEMENT

This Share Pledge Agreement (this "Agreement") is entered into on January 26, 2006 in Beijing by and among the following parties:

Party A:              ANJIAN XINGYE TECHNOLOGY (BEIJING) COMPANY LIMITED
Address:              Room C709, south road No. 18, west ring of Beijing Economy
                      & Technology Development Area

Legal Representative:

Xinrui Network:       WANG GUIJUN
Address:              A17, An De Li North Street, Dongcheng District, Beijing

Party C:              LI YANG
Address:              No. 210 Building 397, Guang An Men Wai Avenue, Xuanwu
                      District Beijing

WHEREAS,

1.   Party A is a wholly foreign owned company registered in the PRC.

2. Beijing Xinrui Network Technology Company Limited ("Xinrui Network")is a limited company registered in China and licensed by relevant government authorities to hold a Telecommunications Value-added Service Operation Permit, which qualifies it to engage in telecommunications value-added service.

3. Party A and Party B signed Exclusive Technical Consultation and Service Agreement on January 28, 2006; Party A, Party B, Party C and Xinrui Network have signed Share Disposal Agreement and Business Operation Agreement on January 28, 2006.

4. Party B and Party C (the "Pledgor") are the shareholders of Xinrui Network and own 51% and 49% equity interest in Xinrui Network respectively.

5. In order to guarantee that Party A collects normally technical service fees from Xinrui Network, which is owned by Party B and Party C, under the Exclusive Technical Consulting and Services Agreement, and to ensure the performance of the Share Disposal Agreement and Business Operation Agreement, the Pledgors are willing to severally and jointly pledge all their equity interest in Xinrui Network to the Pledgee as a security for the performance of the obligations under the aforesaid agreements, with Party A as the Pledgee.

Therefore, through friendly negotiations and in the principles of equality and mutual benefit, the parties hereby enter agreement as follows.

1.   DEFINITIONS

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1  Pledge means the full content of Article 2 hereunder.

1.2 Equity Interest means 100% equity interests in Xinrui Network legally and jointly held by the Pledgors and all the present and future rights and benefits based on such equity interest.

1.3 Reorganization Agreements mean Exclusive Technical Consultation and Service Agreement, Share Disposition Agreement and Business Operation Agreement as mentioned in point 3 under whereas of this Agreement.

1.4  Event of Default means any event in accordance with Article 7 hereunder.

1.5 Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

2.   PLEDGE

2.1 The Pledgors agree to pledge all the equity interest in Xinrui Network to Party A as the security for Party A's rights and interest under the reorganization agreements.

2.2 The Pledge under this Agreement refers to the rights owned by the Pledgee to collect the fees (including legal fees), expenses and losses that Xinrui Network shall pay under the Technical

     Consulting and Service Agreement, and civil liabilities that Xinrui Network or Pledgors shall bear in case the Reorganization Agreement wholly or partially becomes nullify due to any reason.

2.3 The Pledge under this Agreement refers to the prior right owned by the Pledgee to the money gained from the conversion, auction, or sell of the equity interests pledged by the Pledgor to the Pledgee.

2.4 Unless consented to in writing by Xinrui Network after the execution of this Agreement, the pledge under this Agreement will be discharged only when Xinrui Network and Pledgors have performed all the obligations and liabilities under the Reorganization Agreements and Party A confirms in writing. If Xinrui Network or Pledgors have not fully performed all or part of its obligations or liabilities under the Reorganization Agreements at the expiration of such agreements, Party A will maintain the pledge hereunder up to the date when all such obligations and liabilities are fully performed.

3.   EFFECT

3.1 This Agreement shall take effect as of the date when the Agreement is executed by Party A, Party B and Party C.

3.2 Party A is entitled to dispose the pledge hereunder if Xinrui Network fails to pay the fees in accordance with the Technical Consulting and Service Agreement or fail to perform the Business Operation Agreement and the Share Disposal Agreement.

4.   PHYSICAL POSSESSION OF DOCUMENTS

4.1 During the term of Pledge under this Agreement, the Pledgor shall deliver the physical possession of the Certificate of Distribution (original) of Xinrui Network, provide the testification of the proper record of such pledge on the shareholders' register of Xinrui Network to Party A within 7 working days as of the date of conclusion of this Agreement and pass through all procedures required by Chinese laws.

4.2 Party B and Party C shall make corresponding change to the record of pledge, provided the change is required to be recorded according to law; and such change shall be made within 15 days from occurrence of the change.

4.3 During the share pledge term, the Pledgor shall instruct Xinrui Network not to distribute any dividends and profits or make any profit distribution plan; in case Pledgor shall receive any monetary interests other than from dividends, profits and profit distribution plan, Pledgor shall, on Party A's request, instruct Xinrui Network to remit such kind of payment to the bank account appointed by Party A; Pledgor shall not use the aforesaid interest without Party A's prior written consent.

4.4 During the share pledge term, in case Pledgor receive new shares according to Xinrui Network's plan of free delivering shares to shareholder, the new increased shares shall be automatically turned into pledged shares under this Agreement; the Pledgor shall complete all pledge procedures of the new increased shares within 10 working days from receipt of the new shares. Party A is entitled to exercise the right of the pledge pursuant Article 8 hereto in case the Pledgor fails to complete the aforesaid procedures.

4.5 If Pledgor is Party A's employee, during the pledge term, the Pledgor hereby agrees and promises that whenever either of the Pledgor ceases employment with Party A, it shall transfer all its shares in Xinrui Network to Party A's designated third party. The third party, which receives the transferred shares, shall take all the obligations and enjoy all the rights under relevant reorganization agreements. The aforesaid guaranty is irrevocable in the term of this Agreement.

5.   WARRANTIES AND REPRESENTATION OF THE PLEDGOR

     The Pledgors hereby make the following representation and warranties to the Pledgee and confirm that Party A executes this Agreement in reliance of such representation and warranties:

5.1 The Pledgors lawfully own the equity interests hereunder and are entitled to create pledge on such the equity interests;

5.2 Party A shall not be interfered by any other parties once the board of directors of Party A exercises the rights of the Pledge in accordance with this Agreement.

5.3 Party A is entitled to dispose the pledge in accordance with relevant laws and this Agreement.

5.4 The execution and performance of this Agreement of the Pledgor has gained all necessary authorization and shall not violate any applicable laws and regulations. The representative who signs this Agreement shall be lawfully and effectively authorized.

5.5 Except for the pledge under this Agreement, there is no other burden of rights on the equity interests pledged by the Pledgors (including but not limited to pledge).

5.6 There is no pending or incoming civil, administrative or criminal litigation or administrative punishment or arbitration relating to the equity interests hereunder at the date of execution of this Agreement.

5.7 There are no outstanding taxes, fees or undecided legal procedures related with the equity interests hereunder at the date of execution of this Agreement.

5.8 Each provision hereunder is the expression of each Party's true meaning and shall be binding upon all the Parties.

6.   COVENANT OF THE PLEDGOR

6.1 During the term of this Agreement, the Pledgor covenants to Party A that the Pledgor will:

     6.1.1 not transfer or assign the equity interests, create or permit to create any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee except transfer to the Pledgee or the person designated by the Pledgee as required by the Pledgee;

     6.1.2 comply with and implement laws and regulations with respect to the pledge of rights, present to Party A the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority within five days upon receiving such notices, orders or suggestions and take actions in accordance with the reasonable instruction of Party A;

     6.1.3 timely notify Party A of any events or any received notices which may affect the

          Pledgor's equity interest or any part of its right, and any events or any received notices which may change the Pledgor's any covenant and obligation under this Agreement or which may affect the Pledgor's performance of its obligations under this Agreement, take actions in accordance with the instructions of Party A;

6.2 The Pledgors agree that Party A's right of exercising the Pledge pursuant to this Agreement shall not be suspended or hampered by the Pledgors or any successors or transferees of the Pledgors or any other persons.

6.3 The Pledgors warrant to Party A that in order to protect or perfect the security over the payment of the technical consulting and service fees under the Technical Consulting and Service Agreement, the Pledgors shall execute in good faith and cause other parties who have interests in the pledge to execute all the title certificates, contracts, and /or perform and cause other parties who have interests to take action as required by the Pledgee and make access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the changes of certificate of equity interests with the Pledgee or another party designated by the Pledgee, and provides the Pledgee with all the documents regarded as necessary to the Pledgee within the reasonable time.

6.4 The Pledgors warrants to Party A that the Pledgors will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee. The Pledgor shall compensate for all the losses suffered by Party A for the reasons that the Pledgor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

7.   EVENT OF DEFAULT

7.1  The following events shall be regarded as an event of default:

     7.1.1 Xinrui Network or its successors or transferees fail to make full payment of service fees under the Service Agreement on time, or the Pledgors or its successors or transferees fail to perform the Business Operation Agreement, Assets Transfer Agreement and the Share Disposal Agreement;

     7.1.2 The Pledgors make any material misleading or fraudulent representations or warranties under Article 5 and 6 herein, and/or the Pledgor is in violation of any representations or warranties under Article 5 and 6 herein;

     7.1.3 The Pledgors gravely violate any provisions of this Agreement;

     7.1.4 The Pledgors waive the pledged equity interests or transfers the pledged equity interests without prior written consent from the Pledgee except otherwise agreed under Article 6.1.1 herein;

     7.1.5 The Pledgor's any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled date; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor's capacity to perform the obligations herein is affected;

     7.1.6 The Pledgors are incapable of repaying the general debt or other debt, which subsequently affects the interests of Party A;

     7.1.7 This Agreement is illegal for the reason of the promulgation of any related laws or the Pledgor's incapability of continuing to perform the obligations herein;

     7.1.8 Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

     7.1.9 The property of the Pledgor is adversely changed and causes Party A to deem that the capability of the Pledgor to perform the obligations herein is affected;

     7.1.10 Other circumstances whereby the Pledgee is incapable of exercising the right to dispose the Pledge in accordance with relevant laws.

7.2 The Pledgor shall immediately give a written notice to Party A if the Pledgor is aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened or are going on.

7.3 Unless the event of default under Article 7.1 herein has been solved to Party A's satisfaction, Party A, at any time when the event of default happens or thereafter, may give a written notice of default to the Pledgor and require the Pledgor to immediately make full payment of the outstanding fees under the Service Agreement, and other payables or timely perform the Share Disposal Agreement, Business Operation Agreement and Assets Transfer Agreement, or dispose the Pledge in accordance with Article 8 herein.

8.   EXERCISE OF THE RIGHT OF THE PLEDGE

8.1 The Pledgor shall not transfer the pledge without prior written approval from Party A prior to the full repayment of the fees under the Service Agreement and the full performance of the Share Disposal Agreement, Business Operation Agreement and the Assets Transfer Agreement.

8.2 Party A shall give a notice of default to the Pledgors when it exercises the right of pledge.

8.3 Subject to Article 7.3, the Pledgee may exercise the right to dispose the Pledge at any time when Party A gives a notice of default in accordance with Article 7.3 or thereafter.

8.4 Party A is entitled to have priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the share pledged herein in accordance with legal procedure until the outstanding fees under the Servicing Agreement and all other payables there under are repaid, and the full performance of the Share Disposal Agreement, Business Operation Agreement and the Assets Transfer Agreement.

8.5 The Pledgors shall not hinder the Pledgee from disposing the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee could realize his Pledge.

9.   TRANSFER

9.1 The Pledgors shall not transfer the rights and obligations to any third party herein without prior consent from the Pledgee.

9.2 This Agreement shall be binding upon the Pledgors and their successors and be effective to Party A and his successors and assignees.

9.3 Party A may transfer his all or any rights and obligations under the Reorganization Agreement to any third party at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of Party A as if the assignee is a party hereto. When Party A transfers the rights and obligations under the Reorganization Agreement, at the request of Party A, the Pledgors shall execute relevant agreements and/or documents with respect to such transfer.

9.4 After the Pledgee's change resulting from the transfer, the new parties to the pledge shall reexecute a pledge agreement.

10.  FEES AND OTHER CHARGES

10.1 Party A and Party B shall be responsible for half of all the fees and actual expenditures in relation to this Agreement including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges.

11.  FORCE MAJEURE

11.1 If this Agreement is delayed in or prevented from performing in the Event of Force Majeure ("Event of Force Majeure"), only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, geographic change, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a Party's reasonable control. The Party affected by Force Majeure who claims for exemption from performing any obligations under this Agreement or under any Article herein shall notify the other party of such exemption promptly and advice him of the steps to be taken for completion of the performance.

11.2 The Pledge affected by Force Majeure shall not assume any liability under this Agreement. However, subject to the Party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the Party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

12.  APPLICABLE LAW AND DISPUTE RESOLUTION

12.1 The execution, validity, performance and interpretation of this Agreement shall be governed by and construed in accordance with the PRC law.

12.2 The parties shall strive to settle any dispute arising from the interpretation or performance through friendly consultation. In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties.

12.3 Each Party shall continue performance of this Agreement in good faith according to the stipulations herein except the matters in dispute.

13.  NOTICE

     Any notice or correspondence, which is given by the Party as stipulated hereunder, shall be in Chinese and English writing and shall be delivered in person or by registered or prepaid mail or recognized express service, or be transmitted by telex or facsimile to the following addresses:

     PARTY A: ANJIAN XINGYE TECHNOLOGY (BEIJING) COMPANY LIMITED

     Address: Room C709, south road No. 18, west ring of Beijing Economy &
              Technology Development Area

     Fax: ___________________
     Tele: __________________
     Addressee: __________________________________________

     PARTY B: WANG GUIJUN

     Address: A17, An De Li North Street, Dongcheng District, Beijing
     Fax: ___________________
     Tele: __________________

     Addressee: ___________________________________________

     PARTY C: LI YANG
     Address: No. 210 Building 397, Guang An Men Wai Avenue, Xuanwu District Beijing

     Fax: ____________________
     Tele: ____________________
     Addressee: ____________________________________________

14.  APPENDICES

     The appendices to this Agreement are entire and integral part of this Agreement.

15.  WAIVER

     The Pledgee's non-exercise or delay in exercise of any rights, remedies, power or privileges hereunder shall not be deemed as the waiver of such rights, remedies, power or privileges. Any single or partial exercise of the rights, remedies, power and privileges shall not exclude the Pledgee from exercising any other rights, remedies, power and privileges. The rights, remedies, power and privileges hereunder are accumulative and shall not exclude the application of any other rights, remedies, power and privileges stipulated by laws.

16.  MISCELLANEOUS

16.1 Any amendments, modifications or supplements to this Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

16.2 In case any terms and stipulations in this Agreement is regarded as illegal or can not be performed in accordance with the applicable law, such terms and stipulations shall be deemed to lose effect and enforcement within the scope governed by the applicable law, and the rest stipulations will remain effective.

16.3 This Agreement is made in Chinese original and shall be kept in 3 copies.

(No text on this page, signatory page)

PARTY A: ANJIAN XINGYE TECHNOLOGY (BEIJING) COMPANY LIMITED

Authorized Representative: _________________

PARTY B: WANG GUIJUN


Signature:
           ------------------------

PARTY C: LI YANG


Signature:
           ------------------------

                                     Exhibit

1.   Shareholders Name List of Xinrui Network Technology Co. Ltd.

2.   Investment Certificate of Establishing Xinrui Network Technology Co. Ltd.